Item 30  Exhibit  (h) i. d. 1. iii.

BlackRock Limited

Third Amendment to Fund Participation Agreement

This Third Amendment (the “Amendment”), effective as of April 1, 2021 (“Effective Date”), to the Fund Participation Agreement dated as of February 1, 2017, as amended (“Agreement”), by and among Massachusetts Mutual Life Insurance Company (the “Company”) and on its own behalf and on behalf of each separate account of the Company set forth on Schedule A as may be amended from time to time (each separate account hereinafter referred to individually as an “Account” and collectively as the “Accounts”) and BlackRock Variable Series Funds, Inc. and BlackRock Variable Series Funds II, Inc., (collectively, the “Funds”) and BlackRock Investments, LLC (“BRIL” or “Underwriter” and the Funds collectively, “the Fund Parties”).

WHEREAS, the parties wish to amend the Agreement to modify certain sections of the Agreement including Exhibit B;

NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibit B is hereby deleted in its entirety and replaced as attached herewith in.

2.	Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

3.
This Amendment set forth herein is limited precisely as written and shall not be deemed to be an amendment, consent, waiver or modification of any other term or condition of the Agreement. Except as expressly modified hereby, the terms and provisions of the Agreement shall remain unchanged and shall continue in full force and effect.

4.	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

5.	This Amendment shall be governed by the laws of such jurisdiction specified in, and construed in accordance with, the Agreement.

REMAINDER OF THE PAGE INTENTIONALLY BLANK

BlackRock Limited

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the Effective Date.

BLACKROCK VARIABLE SERIES FUNDS II, INC.

By:	/s/ Jay Fife
Name:	Jay Fife
Title:	Managing Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Michael S. Dunn
Name:	Michael S. Dunn
Title:	Head of Institutional Insurance

BLACKROCK INVESTMENTS, LLC

By:	/s/ Ariana Brown
Name:	Ariana Brown
Title:	Director

BLACKROCK VARIABLE SERIES FUNDS, INC.

By:	/s/ Jay Fife
Name:	Jay Fife
Title:	Managing Director

BlackRock Limited

Exhibit B

Portfolios and Share Classes of each Fund now or in the future offered to Accounts of the Company, including, but not limited to:

BlackRock Variable Series Funds, Inc.

Fund	Class	CUSIP	Tickers
BlackRock Advantage Large Cap Core V.I. Fund	I	09253L611	LGCCI
BlackRock Advantage Large Cap Core V.I. Fund	II	09253L595	LGCII
BlackRock Advantage Large Cap Core V.I. Fund	III	09253L587	LCIII
BlackRock Advantage Large Cap Value V.I. Fund	I	09253L546	LCATT
BlackRock Advantage Large Cap Value V.I. Fund	II	09253L538	LCBTT
BlackRock Advantage Large Cap Value V.I. Fund	III	09253L520	LVIII
BlackRock Advantage U.S. Total Market V.I. Fund	I	09253L470	SMCPI
BlackRock Advantage U.S. Total Market V.I. Fund	II	09253L462	SMCII
BlackRock Advantage U.S. Total Market V.I. Fund	III	09253L454	SCIII
BlackRock Basic Value V.I. Fund	I	09253L405	BAVLI
BlackRock Basic Value V.I. Fund	II	09253L504	BAVII
BlackRock Basic Value V.I. Fund	III	09253L603	BVIII
BlackRock Capital Appreciation V.I. Fund	I	09253L843	FDGRI
BlackRock Capital Appreciation V.I. Fund	III	09253L827	FGIII
BlackRock Equity Dividend V.I. Fund	I	09253L512	UTTLI
BlackRock Equity Dividend V.I. Fund	III	09253L488	UTIII
BlackRock Global Allocation V.I. Fund	I	09253L777	GLALI
BlackRock Global Allocation V.I. Fund	II	09253L769	GLAII
BlackRock Global Allocation V.I. Fund	III	09253L751	GAIII
BlackRock Government Money Market V.I. Fund*	I	09253L876	DMMKI
BlackRock International V.I. Fund	I	09253L645	IVVVI
BlackRock International Index V.I. Fund	I	09253L355	BIIVX
BlackRock International Index V.I. Fund	III	09253L322	BIIYX
BlackRock 60/40 Target Allocation ETF V.I. Fund	I	09253L371	BVDAX
BlackRock 60/40 Target Allocation ETF V.I. Fund	III	09253L363	BDAVX
BlackRock Large Cap Focus Growth V.I. Fund	I	09253L579	LGGGI
BlackRock Large Cap Focus Growth V.I. Fund	III	09253L553	LGIII
BlackRock Managed Volatility V.I. Fund	I	09253L108	AMBLI
BlackRock Managed Volatility V.I. Fund	III	09253L306	ABIII
BlackRock Small Cap Index V.I. Fund	I	I09253L348	BSIVX
BlackRock Small Cap Index V.I. Fund	III	09253L330	BSIYX
BlackRock S&P 500 Index V.I. Fund	I	09253L678	IDXVI
BlackRock S&P 500 Index V.I. Fund	II	09253L660	IXVII
BlackRock S&P 500 Index V.I. Fund	III	09253L652	IVIII

*	No payments for administrative services will be made on this Portfolio.

BlackRock Variable Series Funds II, Inc.

Fund	Class	CUSIP	Tickers
BlackRock High Yield V.I. Fund	I	09258X107	HICUI
BlackRock High Yield V.I. Fund	III	09258X206	HCIII
BlackRock Total Return V.I. Fund	I	09258X305	CRBDI
BlackRock Total Return V.I. Fund	III	09258X404	CBIII
BlackRock U.S. Government Bond V.I. Fund	I	09258X503	GVBDI
BlackRock U.S. Government Bond V.I. Fund	III	09258X602	GBIII